UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 1, 2012

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of Principal Executive Offices)	(Zip Code)

(732) 997-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

During the first quarter of 2012, Insmed Incorporated (the “Company”) adopted an accounting standard which eliminated the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity, which was the presentation used in the Company’s 2011 Annual Report on Form 10-K. The adopted accounting standard requires the presentation of the components of net income, other comprehensive income and total comprehensive income in either one continuous statement or two separate consecutive statements. The components of other comprehensive (loss) income and total comprehensive income (loss) for the years ended December 31, 2011, 2010 and 2009 are presented below (in millions).

	Year Ended December 31,
	2011	2010	2009
Net (loss) income	$(59,664)	$(6,434)	$118,350
Unrealized (loss) gain on short-term investments	(543)	548	445
Total comprehensive (loss) income	$(60,207)	$(5,886)	$118,795

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: August 1, 2012

	By:	/s/ Timothy Whitten
	Name:	Timothy Whitten
	Title:	President and Chief Executive Officer